                                                                     EXHIBIT 4.3

                             Reimbursement Agreement











                             REIMBURSEMENT AGREEMENT


                                 BY AND BETWEEN

                        TERAFORCE TECHNOLOGY CORPORATION



                                       AND



                                O. S. WYATT, JR.







                          Dated as of December 30, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Parties...........................................................................................................1

Preamble..........................................................................................................1

                                                      ARTICLE I

Section 1.1       Definitions.....................................................................................2
Section 1.2       Interpretation..................................................................................5

                                                     ARTICLE II

Section 2.1       Guaranty........................................................................................6
Section 2.2       Prior Obligations...............................................................................6


                                                     ARTICLE III

Section 3.1       Reimbursable Amounts and Other Payments.........................................................6
Section 3.2       Obligations Absolute............................................................................6
Section 3.3       Security Interest...............................................................................7
Section 3.4       Indemnity.......................................................................................7


                                                     ARTICLE IV

Section 4.1       Warrants........................................................................................7
Section 4.2       Additional Warrants.............................................................................8
Section 4.3       Registration Rights.............................................................................8

                                                      ARTICLE V

Section 5.1       Representations and Warrants of the Company.....................................................8
Section 5.2       Representations of the Guarantor................................................................9


                                                     ARTICLE VI

Section 6.1       Conduct of Business.............................................................................9

                                                     ARTICLE VII

Section 7.1       Restrictions on Borrowing.......................................................................9
Section 7.2       Liens and Pledges of Assets and Stock...........................................................9
Section 7.3       No Mergers, etc. ...............................................................................9

                                                    ARTICLE VIII

Section 8.1       Successors and Assigns.........................................................................10
Section 8.2       Notices........................................................................................10
Section 8.3       Amendment......................................................................................10
Section 8.4       Effect of Delay and Waivers....................................................................11
Section 8.5       Counterparts...................................................................................11
Section 8.6       Severability...................................................................................11
Section 8.7       Governing Law and Jurisdiction.................................................................11
Section 8.8       Prior Agreements...............................................................................11

                             REIMBURSEMENT AGREEMENT


                  This REIMBURSEMENT AGREEMENT dated as of December 30, 2002, (the "Agreement), is made by and between TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and O. S. WYATT, JR., an individual residing in Harris County, Texas ("Wyatt" or "Guarantor") (the Company and Guarantor collectively referred to as the "Parties")

                                   WITNESSETH:

                  WHEREAS, effective June 1, 2001, the Company entered into a loan arrangement with Bank One, N.A. (the "Bank") providing for the loan of up to $4,500,000 to the Company (the "June Loan Agreement"); and

                  WHEREAS, in order to induce the Bank to enter into the June Loan Agreement, Wyatt and certain other persons issued letters of credit in the aggregate face amount of $5,000,000 (the "Letters of Credit") in order to secure the loan thereunder; and

                  WHEREAS, amounts outstanding under the June Loan Agreement and the face amount of the Letters of Credit have been reduced by $2,000,000 and the Company and the Bank have entered into an amendment and extension of the June Loan Agreement (the "Amended Loan Agreement");

                  WHEREAS, in order to induce the Bank to enter into the Amended Loan Agreement, pursuant to consideration to be given by the Company to Guarantor, Guarantor has caused to be issued to the Bank a letter of credit in the face amount of $3,000,000 and substantially in the form as in Exhibit A hereto (the "New Letter of Credit");

                  WHEREAS, the Bank shall provide Advances (as hereinafter defined) to the Company in accordance with the provisions of the Amended Loan Agreement and, subject to the terms and conditions of the Amended Loan Agreement, shall be entitled to make demand upon Guarantor pursuant to the provisions of New Letter of Credit in the case of an Event of Default (as defined in the Loan Agreement) by the Company under the Amended Loan Agreement or Amended Loan Documents (as hereinafter defined); and

                  WHEREAS, effective October 12, 2001 the Company entered into a loan agreement with the Bank providing for the loan of up to $1,500,000 to the Company (the "October Loan Agreement"); and

                  WHEREAS, in order to induce the Bank to enter into the October Loan Agreement, Wyatt executed a limited guarantee to secure the loan there under (the "Guarantee"); and

                  WHEREAS, the Company and the Bank have entered into a series of extensions of the October Loan Agreement and expect to enter into a further extension and amendment of this agreement (the "Amended October Loan Agreement"); and

                  WHEREAS, in order to induce the Bank to enter into the Amended October Loan Agreement, the Guarantor has agreed to continue to provide the Guarantee in a form acceptable to the Bank; and

                  WHEREAS, Guarantor has agreed to continue to provide the Guarantee and the New Letter of Credit provided that the Company executes and delivers this Agreement, subject to the terms and conditions provided herein; and

                  WHEREAS, the Bank shall provide Advances (as hereinafter defined) to the Company in accordance with the provisions of the Amended October Loan Agreement and, subject to the terms and conditions of the Amended October Loan Agreement, shall be entitled to make demand upon Guarantor pursuant to the provisions of the Guarantee in the case of an Event of Default (as defined in the Loan Agreement) by the Company under the Amended October Loan Agreement or Amended October Loan Documents (as hereinafter defined); and

                  WHEREAS, the Guarantor has made cash advances to the Company aggregate $600,000 and as evidenced by the Promissory Notes; and

                  WHEREAS, the Guarantor has agreed to extend the due date for the Promissory Notes to September 15, 2003;

                  NOW, THEREFORE, in consideration of the foregoing, the Company hereby covenants and agrees with Guarantor as follows:

                                    ARTICLE I
                                  GENERAL TERMS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Advances" shall mean an advance of funds under and subject to the terms and conditions of the Amended Loan Agreement and the Amended October Loan Agreement and other Loan Documents, provided that the principal amount outstanding shall never exceed the Loan Maximum.

                  "Agreement" shall have the meaning specified in the preamble.

                  "Amended Loan Agreement" shall have the meaning specified in the recitals and in substantially the form as in Exhibit F.

                  "Amended October Loan Agreement" shall have the meaning specified in the recitals and in substantially the form as in Exhibit G.

                  "Associated Expenses" shall mean the expenses associated with recovering the Guarantor Advances, excluding the Guarantor Advances and interest thereon.

                  "Bank" shall have the meaning set forth in the recitals.

                  "Common Stock" shall mean the common stock, par value $0.01, of the Company.

                  "Company" shall have the meaning specified in the preamble.

                  "Demand for Reimbursement" shall have the meaning specified in
Section 3.1(a).

                  "Draft" means, with respect to the New Letter of Credit, any negotiable or non-negotiable instrument or demand for payment on the New Letter of Credit or the Guarantee.

                  "Existing Warrants" shall mean the aggregate of the following:
(i) warrants for the purchase of 360,000 shares of Common Stock at a price of $0.20 per share, expiring October 31, 2004; (ii)warrants for the purchase of 600,000 shares of Common Stock at a price of $0.80 per share, expiring October 31, 2004; (iii) warrants for the purchase of 150,000 shares of Common Stock at a price of $0.75 per share, expiring December 31, 2003; and (iv) warrants for the purchase of 720,000 shares of Common Stock at a price of $0.75 per share, expiring May 31, 2004.

                  "Governmental Authority" means any United States or foreign federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Guarantor Advance" shall mean the amount of money advanced by the Guarantor to the Bank pursuant to a demand for payment by the Bank on the New Letter of Credit or the Guarantee.

                  "Guarantor" shall have the meaning specified in the preamble.

                  "Guarantee" shall have the meaning set forth in the recitals.

                  "Issuer" shall mean the party providing the New Letter of Credit. Specifically, the Issuer is O. S. Wyatt, Jr.

                  "June Loan Agreement" shall have the meaning set forth in the recitals.

                  "Letters of Credit" shall have the meaning set forth in the recitals.

                  "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

                  "Loans" shall mean the Company's obligations pursuant to the Amended Loan Agreement and the Amended October Loan Agreement.

                  "New Loan Agreement" shall have the meaning set forth in the recitals.

                  "Loan Documents" shall mean the Amended Loan Agreement and Amended October Loan Agreement with the Bank and all exhibits and related documents thereto, as they may be amended, extended or modified from time to time, including, without limitation, a promissory note.

                  "Loan Maximum" shall mean the principal amounts outstanding of Four Million Two Hundred Thousand Dollars ($4,200,000).

                  "New Letter of Credit" shall have the meaning set forth in the recitals.

                  "October Reimbursement Agreement" shall mean that Reimbursement Agreement dated October 19, 2001 by and between TeraForce Technology Corporation and O.S. Wyatt, Jr.

                  "Original Reimbursement Agreement" shall mean that certain Reimbursement Agreement dated June 1, 2001 among the Company, and O.S. Wyatt, Jr., Fayez Sarofim, and Morton Cohn.

                  "Permitted Liens" means (a) Liens for taxes or governmental assessments, employee benefit obligations, charges or claims the payment of which is not yet due, or are being contested in good faith for which adequate reserves have been established or (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or not material in amount and being contested in good faith.

                  "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority.

                  "Promissory Notes" shall mean collectively that promissory note dated September 29, 2001 by the Company payable to Oscar S. Wyatt, Jr., in the amount of $250,000; that promissory note dated October 5, 2001 by the Company payable to Oscar S. Wyatt, Jr., in the amount of $250,000; and that promissory note dated October 12, 2001 by the Company payable to Oscar S. Wyatt, Jr., in the amount of $100,000.

                  "Registration Rights Agreement" shall have the meaning specified in Section 5.2.

                  "Reimbursement Obligation" shall have the meaning specified in
Section 3.1(a).

                  "Related Documents" shall mean the Warrants, the Replacement Warrants and the Registration Rights Agreement.

                  "Security Agreement" shall have the meaning specified in
Section 3.3.

                  "Warrants" shall have the meaning specified in Section 4.1.

         Section 1.2. Interpretation.

                  (a) In this Agreement:

                           (i) the singular number includes the plural number
and vice versa;

                           (ii) reference to any gender includes each other
gender;

                           (iii) the words "herein," "hereof" and "hereunder"
and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                           (iv) reference to any Person includes such Person's
heirs, administrators, successors and assigns but, if applicable, only if such heirs, administrators, successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                           (v) reference to any agreement, document or
instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note includes any
Note issued pursuant hereto in extension or renewal hereof and in substitution or replacement herefor;

                           (vi) unless the context indicates otherwise,
reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                           (vii) the words "including" (and with correlative
meaning "include") means including, without limiting the generality of any description preceding such term;

                           (viii) with respect to the determination of any
period of time, the word "from" means "from and including" and the word "to" means "to, but excluding";

                           (ix) reference to any law means such as amended,
modified, codified or reenacted, in whole or in part, and in effect from time to time; and

                   (b) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                                 THE GUARANTIES

         Section 2.1 Guaranty. On the terms and subject to the terms hereof, Guarantor agrees to cause to be issued the New Letter of Credit and will continue to provide the Guarantee in a form reasonably acceptable to the Bank. The New Letter of Credit shall be substantially in the form attached hereto as Exhibit A.

         Section 2.2 Prior Obligations. The obligation under this section supersede the obligations of the Guarantor pursuant to the Original Reimbursement Agreement and the October Reimbursement Agreement.

                                   ARTICLE III
                                  REIMBURSEMENT

         Section 3.1. Reimbursable Amounts and Other Payments

                  (a) Amounts. The Company shall reimburse Guarantor the amount paid by Guarantor to the Bank equal to the amount of his Guarantor Advance and any taxes, fees, charges or other costs and expenses incurred by Guarantor in connection with such payment (the "Reimbursement Obligation"). Each such Reimbursement Obligation shall be paid by the Company to Guarantor promptly upon written demand from Guarantor ("Demand for Reimbursement"), but in no event later than thirty (30) days after such demand. Each such Demand for Reimbursement, in order to be valid, shall be accompanied by sufficient documentation supporting the amount of the Reimbursement Obligation.

                  (b) Interest. The Company shall pay interest on any and all amounts remaining unpaid under Section 3.1(a) at any time from the date such amounts become payable until paid in full, payable on demand, at simple interest at the prime rate established by Bank One, N.A., plus 2.0% per annum (or, if less, the highest rate permitted under applicable law).

                  (c) Currency. All payments by the Company to Guarantor shall be made in lawful currency of the United States of America and in immediately available funds at, and pursuant to, such instructions as Guarantor may from time to time give.

         Section 3.2. Obligations Absolute.

                  (a) The Company's obligations under this Article III shall be absolute and unconditional irrespective of any set-off, counterclaim, or defense to payment which the Company may have or have had against the Bank.

                  (b) The Company hereby agrees that Guarantor shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things,

                           (i) the validity or genuineness of documents or of any endorsements thereon even though such documents shall prove to be invalid, fraudulent, or forged;

                           (ii) any dispute between the Company and the Bank; or

                           (iii) any claims whatsoever of the Company against the Bank.

                  (c) Guarantor shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, howsoever transmitted, in connection with the Guaranty, except for errors or omissions caused by Guarantor's primary negligence or willful misconduct.

                  (d) The Company agrees that any action taken or omitted by the Guarantor in connection with the Guaranty, provided Guarantor's actions are not the result of Guarantor's primary negligence, willful misconduct, or breach of contractual obligations, shall be binding on the Company and shall not result in any liability to Guarantor.

         Section 3.3 Security Interest The Company hereby appoints Wyatt as its true and lawful attorney-in-fact to execute and deliver on the Company's behalf the Security Agreement upon the occurrence of any Reimbursement Obligation, the form of which is attached as Exhibit B, (the "Security Agreement") and execute and file any necessary UCC financing statements, to grant to Guarantors a valid lien and security interest in the Accounts and Inventory (each as defined in the Security Agreement) of the Company.

         Section 3.4 Indemnity In addition to the rights and obligations set forth in Section 3.1(a), the Company hereby agrees to indemnify and hold harmless Guarantor, and each of his respective successors, heirs and assigns, from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable attorneys fees) which Guarantor may incur by reason of or in connection with the issuance, execution and delivery or transfer or payment or failure to pay the Guarantee except to the extent of the primary negligence or willful misconduct of Guarantor, or as may be attributable to Guarantor's breach of his obligations under this Agreement.

                                   ARTICLE IV
                                    WARRANTS

         Section 4.1. Warrants. As an additional inducement to enter into this Agreement, the Company agrees to issue to Wyatt Warrants to purchase an aggregate of 960,000 shares of

Common Stock at an exercise price per share of NO AND 12/100 DOLLARS ($0.12), the form of which is attached as Exhibit C (the "Warrants").

         Section 4.2. Additional Warrants. As an inducement to enter into this Agreement, but for which Wyatt would not do, the Company agrees to issue to issue Replacement Warrants to purchase an aggregate of 1,830,000 shares of Common Stock at an exercise price per share of NO AND 12/100 DOLLARS ($0.12), the form of which is attached as Exhibit D (the "Replacement Warrants"). The Replacement Warrants will be issued upon the exchange and cancellation of the Existing Warrants.

         Section 4.3. Registration Rights. The Company further agrees to grant the registration rights to register the resale of the shares of Common Stock to be issued pursuant to the Warrants and the Replacement Warrants in accordance with the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement").

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1. Representations and Warrants of the Company. The Company hereby represents and warrants to Guarantor as follows:

                  (a) Corporate Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the Company owns real property or conducts such business, where the failure to maintain such good standing or authorization is reasonably expected to have a materially adverse effect on its business, operations or financial or other condition, or could materially adversely affect its ability to perform its obligations under this Agreement.

                  (b) Authorization and Validity. This Agreement and Related Documents have been duly authorized by all necessary corporate action, and each has been duly executed and delivered by the Company and each is valid, binding and enforceable against the Company in accordance with its terms except as may be limited by bankruptcy or insolvency laws and similar laws affecting creditor rights generally and by generally and by general principles of equity.

                  (c) No Conflict; Government Consent; Title to Assets; No Liens. Neither the execution and delivery of this Agreement and Related Documents, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereof under the circumstances contemplated hereby or thereby will conflict with, are prohibited by or will contravene, violate or constitute a breach of or a default under the Amended and Restated Certificate of Incorporation or By-Laws of the Company or constitute on the part of the Company a material breach of or a material default under any agreement or other instrument to which the Company is a party or any existing law, administrative regulation, or, to its knowledge, any court order or consent decree to which the Company is subject, or by which any of its properties is bound.

                  5.2 Representations of Guarantor. Guarantor represents and warrants to the Company that he has full power and authority to execute and deliver this Agreement and the Related Documents, and that this Agreement and Related Documents are valid, binding and enforceable in accordance with their terms as they relate to such Guarantor, except as may be limited by bankruptcy and insolvency laws, and similar laws affecting creditors rights generally and by general principals of equity. Guarantor represents and warrants to the Company that the provisions of Section 2.3 of the Warrant and the Additional Warrant are true and correct as though made on the date hereof, and will be true and correct on the date of exercise of the Warrant and the Additional Warrant.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         Section 6.1 Conduct of Business. The Company covenants and agrees that it shall remain duly incorporated, validly existing and in good standing as a domestic corporation in the State of Delaware, will not voluntarily dissolve without first discharging its obligations under this Agreement.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Section 7.1. Restrictions on Borrowing. So long as the New Letter of Credit or the Guarantee is outstanding, except for obligations of the Company on the date hereof or under the Amended Loan Agreement or the Amended October Loan Agreement, and extensions or refinancings under such agreements, the Company shall not, nor permit any of its subsidiaries to, create, incur, assume or suffer to exist any liability for borrowed money with an aggregate amount outstanding in excess of $1,000,000, without the consent of Guarantor, which consent shall not be unreasonably withheld.

         Section 7.2. Liens and Pledges of Assets and Stock. So long as the New Letter of Credit or Guarantee is outstanding, the Company shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on its assets without the consent of Guarantor, which consent shall not be unreasonably withheld; provided, however, that this Section 7.2 shall not prohibit the Company from creating, assuming or suffering to exist the following Liens: (i) Liens existing as of the date hereof and renewals and replacements thereof or the repledging of assets pledged thereunder; (ii) Liens incurred in the ordinary course of business not in connection with the borrowing of money; (iii) Liens arising from this Agreement an the documents in connection therewith; and (iv) Permitted Liens.

         Section 7.3 No Mergers, etc. Except as otherwise permitted in the Loan Agreement or herein, the Company will not sell, transfer or otherwise dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions), and will not merge into or consolidate with any partnership, corporation or other entity and will not permit one or more partnerships, corporations or other entities to merge into or consolidate with it without the prior express written consent of Guarantor, which consent will not be unreasonably withheld.

                                  ARTICLE VIII
                                    COVENANTS

         Section 8.1 Successors and Assigns. This Agreement shall be binding upon each party and their respective successors, heirs and assigns.

         Section 8.2. Notices. All notices, requests and demands to or upon the respective parties shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile, when sent and receipt has been confirmed, addressed as follows:

                  If to Wyatt:               O. S. Wyatt, Jr.
                                             8 Greenway Plaza, Suite 930
                                             Houston, Texas 77046
                                             Telecopier: (713) 877-7192


                  If to the Company:         TeraForce Technology Corporation
                                             Attn.: Herman M. Frietsch, Chairman
                                                    & CEO
                                             1240 East Campbell Road
                                             Richardson, Texas 75081
                                             Telecopier: (469) 330-4999


                  with a copy to:            Haynes and Boone, LLP
                                             2505 Plano Road,
                                             Suite 4000
                                             Richardson, TX 75082
                                             Attn.: Lanny Boeing, Esq.
                                             Telecopier: (972) 692-9053

         Any entity entitled to receive notice hereunder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 8.3. Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Company and Guarantor.

         Section 8.4. Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Guarantor to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         Section 8.5. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         Section 8.6. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof. In particular, this section means (among other things) that the Company does not agree or intend to pay, and Guarantor does not agree to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for anything construed to be a loan, which would in any way or event (including demand, prepayment, or acceleration) cause Guarantor to charge or collect more for entering into this Agreement than the maximum amount Guarantor would be permitted to charge or collect by federal law or the laws of the State of Texas. Any such excess interest or unauthorized fee shall, instead or anything stated to the contrary, be applied first to reduce the principal balance of the loan, if any, and when the principal has been paid in full, refunded to the Company.

         Section 8.7. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 8.8 Prior Agreements. This Agreement supercedes the Original Reimbursement Agreement and the October Reimbursement Agreement.

This Agreement has been signed by the Company as of the date first above written.


                                       COMPANY:
                                       TeraForce Technology Corporation



                                       By: /s/ Herman M. Frietsch
                                          -------------------------------------
                                          Herman M. Frietsch, Chairman and CEO






                                       GUARANTOR:



                                       /s/ O. S. Wyatt Jr.
                                       -----------------------
                                       O. S. Wyatt, Jr.